EXHIBIT 2.3
                  NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

     THIS NON-COMPETITION AND CONFIDENTIALITY AGREEMENT ("Agreement") is entered into as of this ___ day of November, 2001, by and between Mark Roberts
("Seller"), Achieve Networks, Inc., a Nevada corporation ("Company"), and Pipeline Technologies, Inc., a Colorado corporation ("Buyer").

                                    RECITALS

     A. Pursuant to that certain Share Exchange Agreement dated as of September 27, 2001, as amended ("Purchase Agreement"), by and among Buyer, Company and certain shareholders of the Company, the Buyer is purchasing more than 81% of the outstanding common stock of the Company. Seller is one of the selling shareholders;

     B. Section 5.1 of the Purchase Agreement provides that at Closing Seller shall execute and deliver a Non-competition and Confidentiality Agreement substantially in the form hereof;

     C. The Company is engaged in, among other things, the business of providing long distance telephone calls over the internet and operating a voice over internet protocol network (the "Business");

     D. Following the purchase of common stock contemplated in the Purchase Agreement, the Buyer will continue to operate the Business, which is highly competitive; and

     E. Buyer, in purchasing the common stock of Seller, is acquiring the Confidential Information (defined below), as defined herein, of the Company and intends to use that information in the Business and Buyer desires, in order to ensure the success of its investment, that it be protected from the use or disclosure of the Confidential Information by Seller and from direct or indirect competition from Seller for a reasonable period of time and within a reasonable geographic area.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises made herein and the mutual benefits to be derived from this Agreement and the Purchase Agreement, Seller, Company and Buyer hereby agree as follows:

     1. Confidential Information.
        -------------------------

          1.1. Defined.
               -------
          "Confidential Information" shall mean ideas, information, knowledge and discoveries, whether or not patentable, that are not generally known in the trade or industry and about which any Seller has knowledge as a result of his participation in, and beneficial ownership of, the Company, including but not limited to, Trade Rights, product specifications, manufacturing procedures, methods, equipment, compositions, technology, business plans, marketing plans, cost and pricing information, internal memoranda, formula, and development programs, sales methods, customer lists, mailing lists, customer usages and requirements, computer programs and other confidential technical or business information and data. Confidential Information shall not include any information which is in the public domain by means other than disclosure by a Seller.

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          1.2. Trade Rights.
               -------------
          As used herein, "Trade Rights" shall mean and include: (i) all trademark rights, business identifiers, trade dress, service marks, trade names and brand names, all registrations thereof and applications therefor and all goodwill associated with the foregoing;
          (ii) all copyrights, copyright registrations and copyright applications, and all other rights associated with the foregoing and the underlying works of authorship; (iii) all patents and patent applications, and all international proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (v) all inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property; and (vi) all claims for infringement or breach of any of the foregoing.

          1.3. Nondisclosure.
               --------------
          Seller will keep confidential and protect all Confidential Information known to or in the possession of Seller, and will not at any time subsequent to the Closing, except as explicitly requested by Buyer,
          (i) use for any purpose, (ii) disclose to any person, or (iii) keep or make copies of documents, tapes, discs or programs containing, any Confidential Information concerning Company. Nothing in this Agreement modifies or reduces Seller's obligation to comply with applicable laws relating to trade secrets, Confidential Information or unfair competition.

     2.   Restrictive Covenants.
          ----------------------

          2.1. Competitor.
               -----------
          The term "Competitor" means any person (including Seller as sole proprietor), entity, corporation, partnership, association, joint venture or other organization that engages in or attempts to engage in the Business.

          2.2. Covenant Not to Compete.
               ------------------------
          For a period of Three (3) years from the Closing Date, Seller covenants and agrees that he will not directly or indirectly:

                    a. engage in, continue in or carry on any business which competes with the Business or is substantially similar thereto, including owning or controlling any financial interest in any Competitor;

                    b. consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now or becomes a Competitor of Company or Buyer in any aspect with respect to the Business, including, but not limited to, advertising or otherwise endorsing the products of any Competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction with any Competitor;

                    c. for a period of three (3) years , offer  employment  to a person who is or was employed by the Company during the then immediately preceding twelve (12) months, or assist any other person or entity in offering employment to a person who is or was employed by the Company during the then immediately preceding twelve (12) months, without the prior written consent of Buyer;

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                    d. for a period of three (3) years,  undertake  any business with or solicit the business of any person, firm or company who shall have been a customer of the Company and with whom any executive of Company or his subordinates has dealt with during the then immediately preceding twelve (12) months which might affect the Company's business relationship with such customer (if the Company reasonably determines that such activities will not adversely affect its business relationship with its customer and such activities do not otherwise violate the covenants not to compete contained herein, the Company shall provide to Sellers its written consent to such activities); or

                    e. engage in any  practice  the purpose of which is to evade the provisions of this covenant not to compete or to commit any act which adversely affects the Business;

          provided, however, that the foregoing will not prohibit the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which does not exceed 5% of the outstanding shares of any such corporation. The geographic scope of the covenant not to compete shall extend to each state, country or province that Company is currently engaged in the Business or anticipates engaging in the Business in the subsequent twelve (12) months. Recognizing the specialized nature of the Business and the scope of the competition that Company and Buyer face, Seller hereby acknowledges that the geographic scope and duration of this covenant not to compete is reasonable.

     3.   Reserved.
          ---------

     4.   Other Provisions.
          -----------------

          4.1. Recitals.
               ---------
          Seller acknowledges and agrees that the recitals set forth at the beginning of this Agreement are true and correct and constitute a part of this Agreement.

          4.2. Remedies.
               ---------
          Seller agrees that the provisions and restrictions contained in this Agreement are necessary to protect the legitimate continuing interests of Buyer in acquiring the common stock of the Company, and that any violation or breach of those provisions will result in irreparable injury to Buyer for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to Buyer for such violation or breach and regardless of any other provision contained in the Purchase Agreement or this Agreement, Buyer shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Agreement.

          4.3. Waivers.
               --------
          No failure on the part of Buyer or Company to object to or complain of any breach or default by Seller or to take any other action with respect thereto, irrespective of how long such failure may continue, shall constitute or be deemed a waiver of that or of any other breach or default. No waiver by Buyer or Company of any breach or default on the part of Seller shall be effective unless set forth in writing and executed by Buyer and Company, and any such waiver shall operate only as a waiver of the particular breach or default specified in such written waiver and shall not be effective as a waiver of any other subsequent breach or default on the part of Sellers.

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          4.4. Assignment.
               -----------
          This Agreement is made for and inures to the benefit of Buyer and Company and is binding upon Seller and, to the extent necessary to enforce the provisions hereof, each Seller's heirs, personal representatives, successors and assigns. Subject to the foregoing sentence, Seller may not assign any of his obligations hereunder. Buyer may sell, assign or otherwise transfer the covenant not to compete, in whole or in part, to any person, corporation, firm or entity that purchases all or part of the business of the Company.

          4.5. Notices.
               --------
          All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

                    a. If to Buyer or Company, to:

                       PIPELINE TECHNOLOGIES, INC.
                       1001 Kings Avenue, Suite Two Hundred
                       Jacksonville, Florida 32202
                       Attention:  Timothy J. Murtaugh, President
                       Facsimile: (904) 399-4088

                       (with a copy to)

                       Foley & Lardner
                       200 Laura Street
                       Jacksonville, Florida 32202
                       Attention:  Gardner F. Davis, Esq.
                       Facsimile: (904) 359-8700

                       or to such other person or address as Buyer shall furnish to Seller.

                    b. If to Seller:

                       Mark S. Roberts
                       2591 Dallas Parkway, Suite 300
                       Frisco, TX 75034
                       Attention:______________
                       Facsimile:______________

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                       (with a copy to)

                       Achieve Networks, Inc.
                       2591 Dallas Parkway, Suite 300
                       Frisco, TX 75034
                       Attention:  President
                       Facsimile: ____________



                       or to such other person or address as the Seller shall designate as a successor.

          If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

          4.6. Captions.
               --------
          All headings and captions are for convenience of reference only and are not a part of this Agreement, and shall have no effect on the construction or interpretation of this Agreement or any paragraph, subparagraph, clause, or provisions hereof.

          4.7. Agreement Cumulative.
               ---------------------
          This Agreement and the provisions hereof are cumulative and in addition to any other agreements made or to be made by Seller with or for the benefit of Buyer and Company, with respect to the subject matter hereof, and shall not be or be deemed to be terminated, modified or affected in any way, or to terminate, modify or affect in any way, any such other agreements, including the Employment Agreement by and between Seller and the Company of even date herewith.

          4.8. Governing Law.
               --------------
          This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its choice of law rules.

          4.9. Severability.
               -------------
          In the event a court of competent jurisdiction determines that the provisions of the covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that the covenant not to compete will be construed so that the remaining provisions will not be affected, but will remain in full force and effect, and any such over broad provisions will be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

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     IN WITNESS WHEREOF,  Seller,  Company and Buyer have executed and delivered this Agreement on the date first written above.

                                                            "BUYER"

                                                  PIPELINE TECHNOLOGIES, INC.


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                           ---------------------
                                                     Title:
                                                           ---------------------

                                                           "COMPANY"

                                                  ACHIEVE NETWORKS, INC., a
                                                  Nevada corporation

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                           ---------------------
                                                     Title:
                                                           ---------------------


                                                             "SELLER"

                                                     ---------------------------
                                                     Mark Roberts
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